EXHIBIT 10.15

SUBSCRIPTION AGREEMENT

PRB Gas Transportation, Inc.

1875 Lawrence Street, Suite 450

Denver, Colorado  80202

Attn:   Robert W. Wright, Chief Executive Officer

Dear Mr. Wright:

The undersigned (“Investor or Subscriber”) has been provided certain information concerning PRB Gas Transportation, Inc. (the “Company”) and its offering of up to $15,000,000 of its senior subordinated convertible notes (“Notes”).  The information includes drafts of the Note Document (as hereinafter defined), the Registration Rights Agreement, the Company’s responses to questions Investor has asked and the provision of any other documents the Investor has requested.  The Investor has also reviewed all of the Company’s filings made with the Securities and Exchange Commission over the last 24 months (“SEC Filings”).

A.            Verification of Status as “Accredited Investor” under Regulation D.

The Investor represents and warrants to the Company that he or she is an “accredited investor” within the meaning of Regulation D under the Securities Act and has initialed the statements below which apply to the Investor.

Please Initial Applicable Statements Below

1.

The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse, exceeds $1,000,000. Net worth for this purpose means total assets (including residence, personal property and other assets) in excess of total liabilities.

2.

The Investor is a natural person (individual) who had an individual income in excess of $200,000 (or joint income with the Investor’s spouse in excess of $300,000) in each of the two previous years and who reasonably expects a gross income in excess of $200,000 (or joint income with the Investor’s spouse in excess of $300,000) this year.

3.	The investor is an entity with sufficient assets as set forth in Rule 501 of Regulation D to qualify as an “accredited investor.”

B.            Agreement.  The Investor agrees as follows:

1.             Subscription for the Notes.

The Investor subscribes for and agrees to purchase Notes in the face amount set forth below, on the terms and conditions described herein and in the Senior Subordinated Convertible Note (“Note Document”) attached hereto.

2.             Certain Acknowledgments and Agreements of the Investor.

The Investor understands, acknowledges and agrees that:

(a)           The subscription for the Notes contained herein may be accepted or rejected, in whole or in part, by the Company in its sole and absolute discretion. No subscription shall be deemed accepted until the Investor has received an executed copy of this Subscription Agreement.

(b)           Except as provided under applicable state securities laws, this subscription is and shall be irrevocable, except that the Investor shall have no obligations hereunder if this subscription is for any reason rejected or this offering is for any reason cancelled.

(c)           All documents pertaining to this investment have been made available for inspection by the Investor, and the books and records of the Company have been available for inspection by the Investor.

(d)           No foreign, federal or state authority has made any finding or determination as to the fairness for investment of the Notes and no foreign, federal or state authority has recommended or endorsed or shall recommend or endorse this offering.

3.             Representations and Warranties of the Investor.

The Investor understands that the Notes are being issued in reliance upon the exemptions provided in the Securities Act of 1933 (the “Securities Act”) and/or Regulation D thereunder for transactions involving limited offers and sales, and the Investor, for himself and for his heirs, personal representatives, successors and assigns, makes the following representations, declarations and warranties to the Company with the intent that the same may be relied upon in determining the suitability of the undersigned as an investor in the Notes:

(a)           The Investor has received, read carefully and understands the Note Document, all exhibits thereto and the SEC Filings and has consulted his own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for the Investor.

(b)           The Company has made available to the Investor, during the course of this transaction and prior to the purchase of the Notes, the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and the business of the Company, and to obtain any additional information necessary to verify the information contained in the Note Document, all exhibits thereto and the SEC Filings or otherwise relative to the financial data and business of the Company, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory.

(c)           The Investor understands and acknowledges that (i) the Investor must bear the economic risk of his investment in the Notes for an extended period of time, (ii) the Notes have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state laws or unless an exemption from such registration is available, (iii) the Investor is purchasing the Notes for investment purposes only for the account of the Investor and not with any view toward a distribution thereof, (iv) the Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Notes that the Investor hereby subscribes to purchase or any part thereof, and the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement, (v) the Investor understands that the Notes cannot be sold or transferred without the prior written consent of the Company, (vi) there will be no public market for the Notes, (vii) any disposition of the Notes may result in unfavorable tax consequences to the Investor, (viii) the Company does not have any obligation or intention to register the Notes for sale under the Securities Act, any state securities laws or of supplying the information that may be necessary to enable the Investor to sell Notes and (ix) Investors have no right to require the registration of the Notes under the Securities Act or state securities laws or other applicable securities regulations.

(d)           The Investor is aware and acknowledges that (i) the Notes involve a substantial degree of risk of loss of the Investor’s entire investment and there is no assurance of any income from such investment, (ii) the Investor, in making his investment, is relying, if at all, solely upon the advice of his personal advisors with respect to an investment in the Notes and (iii) because there are substantial restrictions on the transferability of the Notes, it may not be possible for the undersigned to liquidate his investment readily in case of an emergency.

(e)           All information provided to the Company as to net worth and annual income or assets of the Investor and the other information about the Investor are true, correct and complete in all material respects.

(f)            The Investor is at least 21 years of age and the Investor has adequate means of providing for all his current and foreseeable needs and personal contingencies and has no need for liquidity in this investment.

(g)           The Investor has evaluated the risks of investing in the Notes and has determined that the Notes are a suitable investment for the Investor.  The Investor can bear the economic risk of this investment and can afford a complete loss of his investment.  In evaluating the suitability of an investment in the Notes, the Investor has not relied upon any representations or other information (whether oral or written) other than as set forth in the Note Document and the SEC Filings and independent investigations made by the Investor or representative(s) of the Investor.

(h)           The Investor is knowledgeable and experienced in evaluating investments and experienced in financial and business matters and is capable of evaluating the merits and risks of investing in the Notes. The aggregate amount of the investments of the Investor in, and his commitments to, all similar investments that are illiquid is reasonable in relation to his net worth.

(i)            The Investor maintains his domicile, and is not merely a transient or temporary resident, at the residence address shown on the signature page of this Subscription Agreement.

(j)            Any information that the Investor has heretofore furnished to the Company with respect to the Investor is correct and complete as of the date of this Agreement and if there should be any material change in such information prior to its purchase of the Notes, the Investor shall immediately furnish such revised or corrected information to the Company.

(k)           The representations, warranties, agreements, undertakings and acknowledgments made by the Investor in this Agreement are made with the intent that they be relied upon by the Company in determining his suitability as a purchaser of the Notes and shall survive its purchase. In addition, the Investor undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Investor set forth herein.

(l)            The investor is a United States citizen if an individual, and if an entity is organized under the laws of the United States or a state thereof.

4.             Indemnification. The Investor recognizes that the offer of the Notes to him was made in reliance upon his representations and warranties set forth in Paragraph 3 and the acknowledgments and agreements set forth in Paragraph 2 above. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase the Notes. The investor hereby agrees to indemnify the Company and any affiliates and to hold each of them harmless from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement or in any other document provided by the Investor to the Company in connection with the Investor’s investment in the Notes. The Investor hereby agrees to indemnify the Company and any affiliates, and to hold them harmless against all liabilities, costs or expenses (including reasonable attorneys’ fees) arising as a result of the sale or distribution of the Notes by the Investor in violation of the Securities Act or other applicable law or any misrepresentation or breach by the Investor with respect to the matters set forth herein. In addition, the Investor agrees to indemnify the Company and any affiliates and to hold such persons and firms harmless from and against, any and all loss, damage, liability or expense, including costs and reasonable attorneys’ fees, to which they may be put or that they may incur or sustain by reason of or in connection with any misrepresentation made by the Investor with respect to the matters about which representations and warranties are required by the terms of this Subscription Agreement, or any breach of any such warranties or any failure to fulfill any covenants or agreements set forth herein.

5.             Arbitration. Any claim, controversy, dispute or deadlock arising under this agreement (collectively, a “Dispute”) shall be settled by arbitration administered under the rules of the American Arbitration Association (“AAA”) in Denver, Colorado. Any arbitration and award of the arbitrators, or a majority of them, shall be final and the judgment upon the award rendered may be entered in any state or federal court having jurisdiction. No punitive damages are to be awarded.

Any Dispute shall be heard by three arbitrators of which each party shall select one within 10 days of the demand for arbitration. The two party-appointed arbitrators shall select a third arbitrator to serve as chair of the tribunal within 10 days of the selection of the second arbitrator. If any arbitrator has not been appointed within the time limits specified herein, such appointment shall be made by the AAA upon the written request of either party within 10 days of the request.

6.             General. This Agreement (i) shall be binding upon the Investor and the heirs, personal representatives, successors and assigns of the Investor, (ii) shall be governed, construed and enforced in accordance with the laws of the State of Colorado, without reference to any principles of conflicts of law (except insofar as affected by the state securities or “blue sky” laws of the jurisdiction in which the offering described herein has been made to the Investor), (iii) shall survive the purchase of the Notes by the Investor and (iv) shall, if the Investor consists of more than one person, be the joint and several obligation of all such persons.

7.             Assignment. The Investor agrees that neither this Subscription Agreement nor any rights that may accrue to him hereunder may be transferred or assigned.

The undersigned Investor has executed this Subscription Agreement.

Subscriber Name (Please print)

Residence or Office Address

City, State, Zip Code

(Fill in Mailing Address only if different from Residence or Office Address):

Mailing Address

City, State, Zip Code

Business Telephone:

Facsimile (Home/Business):

Internet Address:

Signature of Subscriber

By:
Capacity (Title) of Subscriber, if applicable

Total Note purchase: $

Paid by check or wire (circle one)

Date of execution by Subscriber:

Social Security or Taxpayer I.D. No. of Subscriber [Must be completed]:

The above and foregoing subscription is accepted this day of , 2006.

PRB GAS TRANSPORTATION, INC.

By:
Robert W. Wright, Chief Executive Officer